UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BMC Software, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BMC Software, Inc. distributed the following letter to its employees on June 12, 2012.

This morning, we mailed a letter to all BMC stockholders regarding BMC’s position on the election of directors at the upcoming Annual Meeting of Stockholders, scheduled for July 25, 2012. We also issued the letter in a press release, which has been posted on bmc.com. Since many employees are also stockholders in BMC, I encourage you to read the press release and letter.

Last month, I told you that Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) have proposed to replace four of our current directors with its own nominees. In the letter, we urge stockholders to protect the value of their investment by voting “FOR” BMC’s experienced and highly qualified director nominees.

We believe that Elliott’s four nominees as a group would not effectively represent the interests of our stockholders, customers, employees, and other key constituencies, and would instead advance Elliott’s stated agenda of putting BMC up for sale. Our Board unanimously determined that Elliott’s agenda is not in the best interests of our stockholders. Our prospects for growth are favorable, and we are working to build sustainable value for our stockholders as we continue to deliver on our strategy.

As we get closer to the Annual Meeting, you are likely to see increased media attention focused on BMC. Both BMC and Elliott are likely to be issuing additional public statements and materials to our stockholders. Consistent with our company policy, please refer any inquiries you receive from the media to Mark Stouse, BMC Public Relations, at (281) 468-1608 or Mark_Stouse@bmc.com. If you receive inquiries from stockholders or financial analysts, please refer them to Derrick Vializ, BMC Investor Relations, at (713) 918-1805 or Derrick_Vializ@bmc.com. As always, our Social Media and Networking Policy and other existing policies apply to BMC employees’ use of social media. Please keep this in mind before posting to sites such as Chatter, Facebook, Twitter, LinkedIn and blogs.

As the company moves through this process, I ask that you please remain focused on your day-to-day responsibilities. BMC’s success is dependent on our hard work. It is important that we focus on business as usual at BMC, and that we continue our commitment to delivering innovative products and helping our customers be successful.

Voting for BMC’s Experienced and Highly Qualified Directors

If you are currently a BMC stockholder, you will soon receive our proxy statement in the mail with a WHITE proxy card. To ensure that our current directors, who we believe have the best interests of our shareholders and employees at heart, are reelected, we recommend that you use the enclosed WHITE proxy card to vote by telephone, online or by signing, dating and returning the WHITE proxy card in the postage-paid return envelope provided. Regardless of the number of shares you own, it is important that you vote to protect your interests in BMC.

Thank you for your continued hard work and commitment.

Regards,

Bob

FORWARD LOOKING STATEMENTS

This email contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (SEC), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward-looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Information contained on our website is not part of this Press Release.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this email, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

CERTAIN INFORMATION REGARDING PARTICIPANTS

BMC Software, Inc. (“BMC”), its directors and certain of its executive officers are deemed participants in the solicitation of proxies from BMC stockholders in connection with the matters to be considered at BMC’s 2012 Annual Meeting. In connection with the solicitation of proxies, BMC has filed a definitive proxy statement and other relevant documents concerning the proposals to be presented at BMC’s 2012 Annual Meeting with the U.S. Securities and Exchange Commission (the “SEC”). In connection with the 2012 Annual Meeting, BMC has mailed the definitive proxy statement to stockholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ BMC’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement BMC filed with the SEC on June 5, 2012. Additional information can also be found in BMC’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 10, 2012. To the extent holdings of BMC securities have changed since the amounts printed in the definitive proxy statement for the 2012 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by BMC with the SEC for no charge at the SEC’s website at http://www.sec.gov. Copies will also be available at no charge at the Investors section of our corporate website at http://investors.bmc.com.